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                   EXHIBIT 23.1--CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements (Nos. 334-4872 and 333-3491) on Form S-8 of our report dated November 20, 1998 with respect to the financial statements and schedule of Check Technology Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 1998.

                                /s/ Ernst & Young LLP
                                ---------------------
                                Ernst & Young LLP



Minneapolis, Minnesota
December 22, 1998



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